EXHIBIT 23.5

To Whom It May Concern:

      We hereby consent to the use of our opinion letter attached as Appendix D and to the reference to our firm under the heading "Opinions of Financial Advisor" in the Registration Statement filed by HUBCO, Inc., with the Securities and Exchange Commission in connection with the proposed merger of Washington Bancorp, Inc., with and into HUBCO, Inc.

                                         Very truly yours,


 May 9, 1994                             CAPITAL CONSULTANTS OF PRINCETON, INC.
                                     /S/ CAPITAL CONSULTANTS OF PRINCETON, INC.